UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9955 Mesa Rim Road, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BIOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)

On February 15, 2022, (i) Michael W. Nall resigned from his position as the President and Chief Executive Officer, including as the principal executive officer, of Biocept, Inc. (the “Company”), and from the Company’s Board of Directors (the “Board”), effective as of the close of business on February 15, 2022, and (ii) Timothy C. Kennedy resigned from his positions as the Chief Financial Officer, Chief Operating Officer and Secretary, including as the principal financial officer and principal accounting officer, of the Company, effective as of the close of business on February 15, 2022. In connection with their resignations, the Company entered into separation agreements with Mr. Nall and Mr. Kennedy, pursuant to which each of them has agreed to provide the Company with a full release of claims. Subject to their allowing those releases to become irrevocable, the Company has agreed to provide Mr. Nall and Mr. Kennedy with the severance benefits they would have been entitled to receive under their respective employment agreements in the event of a termination without cause.

(c)

Effective at the close of business on February 15, 2022, the Board appointed (i) Samuel D. Riccitelli, the Company’s Chair of the Board, to serve as the Company’s Interim President and Chief Executive Officer and (ii) Antonino Morales, a member of the Company’s Board, to serve as the Company’s Interim Chief Financial Officer and Secretary. Mr. Riccitelli will assume the role of the Company’s principal executive officer and Mr. Morales will assume the role of the Company’s principal financial officer and principal accounting officer.

Mr. Riccitelli, age 62, has served as a member of the Company’s Board since October 2020 and as Chair of the Board since June 2021. Mr. Riccitelli has been in the healthcare industry for more than 35 years. He has served as a member of the Board of Directors of Orthopediatrics, Inc. since 2017, a company focused exclusively on the orthopedic implant needs of children. He recently served as Chief Executive Officer of Pathnostics, LLC, a molecular diagnostics company focused on improving antibiotic stewardship, from 2019 to 2020. From 2017 to 2019, Mr. Riccitelli served as Chair of the Board of Directors of Precipio, Inc., a diagnostic services company. From 2012 to 2017, Mr. Riccitelli served as President and Chief Executive Officer and a Director of Signal Genetics, Inc., a publicly traded molecular diagnostic company that was ultimately sold to Miragen Therapeutics, Inc. Mr. Riccitelli was also previously the Executive Vice President and Chief Operating Officer of Genoptix, Inc., a publicly traded diagnostic company that was sold to Novartis in 2011. Mr. Riccitelli served in a number of research and development and general management leadership positions for Becton, Dickinson and Company and as a vice president, general manager and board member for BD Ventures, LLC., a venture capital fund. Mr. Riccitelli received a B.A. from Washington and Jefferson College and a M.S. Engineering degree from The University of Texas.

Mr. Morales, age 66, has served as a member of the Company’s Board since July 2021 and as a member of its Audit Committee from August 2021 until his appointment as Interim Chief Financial Officer. Mr. Morales has more than 30 years of broad leadership experience in the United States and Latin America. Mr. Morales served as President and Chief Executive Officer of Apoyo Financiero, Inc. from June 2017 to March 2020. Mr. Morales provides operational, market development and financial consulting services as an independent consultant for early stage companies in the United States as well as Fortune 500 companies in the United States and Latin America, such as Mazda North America, Mazda de Mexico, PriceSmart, Inc. and Reliance Steel & Aluminum Co. Mr. Morales received a B.S. in Finance from the University of Southern California and is a licensed CPA.

In connection with his appointment, the Company entered into an employment offer letter with Mr. Riccitelli that governs the current terms of his employment with the Company. The employment offer letter provides that Mr. Riccitelli will receive an annual base salary of $570,000 and a sign on bonus of $30,000 and will be eligible to receive an annual performance bonus with a target bonus percentage equal to 50% of his base salary. The employment offer letter also provides that the Company will grant Mr. Riccitelli an option to purchase 250,000 shares of the Company’s common stock. In addition, Mr. Riccitelli is entitled to severance benefits upon a termination without cause or resignation for good reason (“Involuntary Termination”), including continued payment of base salary for six months and payment of his group health insurance premiums for up to six months. In addition, if Mr. Riccitelli’s employment is subject to an Involuntary Termination within one month prior to or 12 months following a change in control, then he will be entitled to receive continued payment of base salary for 12 months, payment of his group health insurance premiums for up to 12 months, a pro-rated annual performance bonus and full accelerated vesting of any unvested equity awards. Mr. Riccitelli may also be entitled to receive tax gross up payments in the event any payments made in connection with a change in control are subject to the excise taxes imposed by Sections 280G and 4999 of the Internal Revenue Code.

In connection with his appointment, the Company entered into an employment offer letter with Mr. Morales that governs the current terms of his employment with the Company. The employment offer letter provides that Mr. Morales will receive an annual base salary of $400,000 and will be eligible to receive an annual performance bonus with a target bonus percentage equal to 40% of his base salary. The employment offer letter also provides that the Company will grant Mr. Morales an option to purchase 150,000 shares of the Company’s common stock. In addition, Mr. Morales is entitled to severance benefits upon an Involuntary Termination, including continued payment of base salary for six months and payment of his group health insurance premiums for up to six months. In addition, if Mr. Morales’s employment is subject to an Involuntary Termination within one month prior to or 12 months following a change in control, then he will be entitled to receive continued payment of base salary for 12 months, payment of his group health insurance premiums for up to 12 months, a pro-rated annual performance bonus and full accelerated vesting of any unvested equity awards. Mr. Morales may also be entitled to receive tax gross up payments in the event any payments made in connection with a change in control are subject to the excise taxes imposed by Sections 280G and 4999 of the Internal Revenue Code.

There are no family relationships between Mr. Riccitelli or Mr. Morales and any of the Company’s current or former directors or executive officers. Neither Mr. Riccitelli nor Mr. Morales is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

The foregoing summaries of the employment offer letters with Mr. Riccitelli and Mr. Morales are qualified in their entirety by reference to the full text of the agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Offer Letter, dated February 15, 2022, by and between the Company and Samuel D. Riccitelli.

10.2	Employment Offer Letter, dated February 15, 2022, by and between the Company and Antonino Morales.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: February 16, 2022	By:	/s/ Samuel D. Riccitelli
Samuel D. Riccitelli
Interim President and Chief Executive Officer